Exhibit 99.1

Call Participants

EXECUTIVES

Anthony V. Cosentino

Executive VP & CFO

Carol M. Robbins

Senior VP & Controller

Mark A. Klein

Chairman, President & CEO

Steve Walz

Chief Lending Officer

ANALYSTS

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Presentation

Operator

Good morning, and welcome to the SB Financial Third Quarter 2024 Conference Call and Webcast. I would like to inform you that this call -- conference call is being recorded. [Operator Instructions] We will begin with remarks by management and then open the conference up to the investment community for questions and answers. I will now turn the conference over to Carol Robbins with SB Financial. Please go ahead, Carol.

Carol M. Robbins

Senior VP & Controller

Thanks, Dave. Good morning, everyone. I would like to remind you that this conference call is being broadcast live over the Internet and will be archived and available on our website at ir.yourstatebank.com.

Joining me today are Mark Klein, Chairman, President and CEO; Tony Cosentino, Chief Financial Officer; and Steve Watz, Chief Lending Officer. Today’s presentation may contain forward-looking information, cautionary statements about this information as well as reconciliations of non-GAAP financial measures are included in today’s earnings release materials as well as our SEC filings. These materials are available on our website, and we encourage participants to refer to them for a complete discussion of risk factors and forward-looking statements. These statements speak only as of the date made, and SB Financial undertakes no obligation to update them. I will now turn the call over to Mr. Klein.

Mark A. Klein

Chairman, President & CEO

Thank you, Carol, and good morning, everyone. Welcome to our third quarter conference call and webcast. Highlights for the quarter include: Net income of $2.7 million, and when adjusted for the servicing rights impairment, net income was $2.4 million. Diluted earnings per share as adjusted increased to $0.41, a 3.3% increase from the adjusted $0.40 that we delivered in the prior year quarter. Tangible book value per share ended the quarter at $16.49, up from the $13.90 last year or a 26% increase.

Net interest income totaled $10.2 million, an increase of 6.8% from the $9.5 million in the third quarter of 2023. From the linked quarter, margin revenue was up $527,000 or a 22% increase on an annualized basis. Total loans increased to $1.03 billion, up by nearly $41 million or 4.1% from the prior year quarter and higher compared to the linked quarter by nearly $25 million. The linked quarter growth would equate to an approximate 9.8% annualized increase.

Our year-to-date return on tangible equity was down slightly from the prior year, but still a solid 10.4%. Mortgage originations for the quarter were $71 million, and year-to-date, we’ve now originated $188 million. The annual origination level is up 12% from the prior year-to-date. The servicing portfolio improved to $1.41 billion, which was up from both the prior year by 2.9% and from the linked quarter by approximately 4.7% annualized.

Operating expenses for the first 9 months were up approximately 1% compared to the prior year same period. And finally, asset quality metrics remained stable compared to the linked quarter. Our strategic path forward remains hinged on our 5 key strategic initiatives we’ve discussed in many quarters. First, revenue diversity. We remain focused on growing both our traditional margin revenue and fee-based revenue.

A larger balance sheet is delivering the former and the real estate mortgage business line continued to contribute to the latter. While the mortgage market remains challenging and persistent high rates, constraining our momentum, we have fortunately seen continued growth in other fee-based areas such as wealth management and our title insurance business. Our growth remains --our goal remains to consistently drive our fee-based revenue to the 35% level, all else remaining constant. Current levels at approximately 30%, still place us well into the top quartile of our peer group of 65 publicly traded U.S. banks between $500 million and $2.6 billion.

Organic growth for greater scale. We achieved a double-digit annualized growth rate in our loan portfolio this quarter, and we continue to have a very strong pipeline in a number of our markets. In fact, our Fort Wayne and Columbus markets were up 18% and 12%, respectively, from the prior year, but our fractional market growth is not good enough for our model to not have all of our reasons contributing to our growth. We expect to have more of our reasons with a positive year-over-year loan portfolio growth and 2025.

Deepening existing client relationships or more scope. Our deposit base grew by $74.2 million to $1.16 billion and was up over $44 million from the linked quarter, revisiting the Homebuyer Plus program that we’ve discussed extensively, we have met our internal goal of $50 million and acquiring low-cost deposits, and we are always pleased to assist prospective Homebuyers with a state of Ohio subsidized initiative that, for us included over 100 new client relationships. And of course, always, operational excellence. We continue to add additional talent throughout the organization as we remain focused on using technology, market consolidations and disruptions to acquire new client relationships, drive greater services per household in existing ones and leverage customized communication channels to identify more diverse client opportunities in the digital space. And finally, asset quality was certainly stable to the linked quarter compared to the prior year, our level of criticized loans declined 41%, and our classified loans were reduced by 11%.

Taking a little closer look at revenue diversity. Our mortgage business line originated $71 million of volume, an increase of nearly 16% from the $61 million over the prior year quarter. Mortgage sales of $61 million represented 87% of our total originations. Our capacity remains nearly double the level of our current trailing 12 months of origination volume, but we remain bullish on the business line and expect that our 2025 volume level will be at least 20% to 30% higher than the 2024 forecasted level of approximately $265 million.

Noninterest income was down slightly at $4.1 million as the impact of several noncore items, including the impairment of our mortgage servicing right halted the quarter-over-quarter growth that we had experienced during 2024. Our Title business and Wealth Management Services have steadily improved all year, and we remain positive about their continued contribution to our revenue and bottom line net income.

Regarding the Wealth Management business line, new sales this year have actually exceeded our expectations. And we have added new sales talent that we expect to be fully integrated and delivering new clients and new assets under our care in 2025. On the scale front, Deposit growth has accelerated. Again, as I indicated earlier, this quarter, we were up by $44.3 million compared to the linked quarter and up 6.8% from the prior year quarter. Our deposit cost of funds was 1.94% this quarter, up from 1.86% in the June quarter and 1.53% in the third quarter of 2023. The trend line continues to move higher, but certainly at a much slower pace.

Given our neutral to slightly liability-sensitive balance sheet, we anticipate that a measured gradual decline and overall market rates will strengthen our net interest margin in the coming quarters. Loan growth continues to gain traction. In fact, this quarter, we had our strongest level of linked quarter growth in over 2 years. Pipelines are much stronger today and Columbus is on pace to deliver over $50 million in growth for the full year of 2024.

We’ve not touched on the quality of our ag portfolio much in the last several years, but our $65 million portfolio continues to perform very well with virtually 0 loan losses, representing the prudent approach we take to providing liquidity to our ag producers. Farmers in our region continue to experience high yields with over 80% of our clients now carrying some form of crop insurance.

To supplement our net interest margin, we have aggressively pursued the State of Ohio Ag Link program, which has bolstered our deposit base by $14 million and improved margins on these funds by well over 200 basis points. A strong equity foundation remains a prerequisite to our growth, and this quarter, it continued to improve. We are very comfortable with our capital strategy and feel we have a significant level of capital to continue to take advantage of multiple strategic options.

In terms of deepening existing relationships, in other words more scope, we continue to embrace technology to enhance client engagement. This quarter, we expanded the services of our contact center to 7 a.m. to 7 p.m. This move has made a positive contribution to our level of client care and bolsters our quest for greater brand loyalty. Although slightly more costly, we feel this will be a strong differentiator for our company as we capitalize on market disruptions.

Organic expansion continues to be a focus. We have selectively added to our account pool this year with expansions in Columbus and Cincinnati, new sales emphasis and capacity and wealth management and recommitting to the Northern Indiana market. We believe that these selective growth strategies will deliver positive results through the fourth quarter this year and well on into 2025.

Speaking to operational excellence. The mortgage business line remains a key driver. Our levels of client care and the residential real estate business line [ of ] revenue as we have maintained a stable portfolio of nearly 9,000 households that we service and one that now generates over $3.5 million in fees annually. The headwinds that we have experienced this year continue to reflect both the lack of available inventory and the continued pressure of higher mortgage rates. That said, our pipeline has improved of late, exceeding $30 million, up 30% from the run rate as slight movement down in rates has moved some clients from the sidelines.

Although refinance volume is still well below our historical levels, it now represents 10% of our current pipeline. As we discussed in prior quarters, we’ve expanded our presence in a new market. Specifically, we are focusing on the Cincinnati market is one that has similar characteristics to the Columbus and Indianapolis markets. We’re now up and running with 2 MLOs in that market, and we closed our first deal in September with a solid pipeline scheduled for the fourth quarter. We think once fully integrated, that Cincinnati initiative will match and potentially exceed the production of our other urban markets.

Finally, asset quality, always a hallmark of our company from origination to our expansive review process. We had minimal charge-offs in the quarter with delinquencies slightly higher at just 65 basis points. Clearly, our commitment to growing our balance sheet and loan portfolio in Columbus and other markets will require us to remain steadfast in our credit underwriting and ensure that our loan review early warning signs are in tuned with the ever-changing economic cycles.

I’ll now turn it over to Tony Cosentino, our CFO, for additional comments on the quarter. Tony?

Anthony V. Cosentino

Executive VP & CFO

Thanks, Mark, and good morning, everyone. Net income for the year, $7.8 million, delivering a full year EPS of $1.17. And when we adjust for the noncore servicing rights impairment, the year-to-date EPS is slightly higher than the prior year first 9 months. Total operating revenue was higher this quarter, improving by 4.4% year-over-year and by 1.8% from the linked quarter.

Loan growth and the improvement in our asset mix with securities now a less material portion of our earning asset base were the major factors in the improvement. As Mark touched on, we had an impairment of our mortgage servicing rights revenue this quarter as the significant volatility in rates and especially prepayment speeds, reduced the valuation of our servicing portfolio. At quarter end, the servicing portfolio was valued at $1.41 billion, up from both the prior year and the linked quarter.

In addition, we completed the sale of a vacant lot in the quarter that resulted in a gain of $205,000. On net interest margin, the net interest margin improved ended the quarter at 3.19% on a tax equivalent basis, reflecting a 10 basis point increase from the prior year quarter and higher by 8 basis points from the linked quarter. And from that linked quarter, the yield on earning assets was up 14 basis points, and the rate on interest-bearing liabilities was up 6 basis points.

As we indicated last quarter, we felt that the second quarter was the low point of our margin compression. And we feel that the remainder of ‘24 and 2025 will show gradual improvement in the NIM as rates decline and our asset mix adjust. The efficiency of our balance sheet has always been focused with an emphasis on maintaining a healthy loan-to-deposit ratio, which was stable at 89% and it has improved our asset mix while driving margin revenue higher.

Loans as a percentage of assets now stands at 73.9%, stable to the prior year. Our investment portfolio is calibrated to support projected loan growth and provide a base level of liquidity. We continue to utilize the contractual runoff of the portfolio, approximately $25 million annually to reinvest either at the Federal Reserve daily or longer term in our growing loan book. Every incremental dollar of maturity adds at least 300 basis points in margin currently.

On expense management, given the commission-driven nature of several of our business lines, expense growth was in line with or just slightly below revenue growth and played a key role in stabilizing our profitability. This quarter, when we adjust for noncore revenue and expense items, revenue grew 3.3x faster than expenses when we compare to the linked quarter.

Now as we turn to the balance sheet. Wholesale funding management. Due to our deposit growth, we have no overnight wholesale funding. We do have a small level of fixed term wholesale funding that gives us a bit of stable funding. We’ve held back on any new bond commitments and are comfortable with excess funding invested at the Fed until we see a few more quarters of our loan pipeline. We also know that Marblehead will provide another boost to liquidity in the first quarter of 2025 with approximately $35 million in lower cost liquidity.

On our investment portfolio strategy, again, we’ve not added any bonds since early 2022 and have seen the portfolio decline by $57 million since that peak, and the portfolio has now declined to under 16% of total assets. Our AOCI improved by $9 million in the quarter and [ Eve ] has responded favorably to the yield curve. On credit losses, we took provision this quarter of $200,000, as our CECL model, coupled with funding for a number of commercial loan commitments in the Columbus market required a small increase in provision expense.

Given the quality of our portfolio, we are comfortable with a slight reduction in our reserve ratio that stood at 1.48% at quarter end, and we still have nonperforming loan coverage of nearly 300%. As we indicated last quarter, the 3 credits that were added to nonperforming are all well secured, and we anticipate resolving these credits relatively quickly and without material write-downs.

Our capital strength and shareholder value, the rate reductions, obviously, had a positive impact on our AOCI in the quarter, with total capital ending the quarter at $132.8 million or 9.5% of assets. When we exclude all of the remaining AOCI impact, the equity to asset ratio improved to 11.3%. The stock buyback continued in the quarter at a much higher pace as we repurchased over 66,000 shares at a level that was at or near tangible book value. This is the highest level of shares repurchased in some 5 quarters.

Even with our capital needs for growth and for the Marblehead acquisition, we have modeled share repurchases to continue without a material declination in our capital ratio. I will now turn the call back over to Mark.

Mark A. Klein

Chairman, President & CEO

Thank you, Tony. Certainly at a high level, our progress this quarter has positioned us nicely to finish the year strong as our asset mix changes. The yield curve steepens potentially and margins expand marginally and profitability improves. We announced a dividend increase this week to $0.145 per share, which is nearly 35% payout ratio with a yield of approximately 2.95%. We have been making solid progress on the Marblehead acquisition that we announced previously.

We are very excited to add their client base to our portfolio in early 2025, and we continue to believe it will be solidly accretive to our earnings and to our franchise value. In closing, while the current economic environment presents some challenges, we remain optimistic about our prospects for continued growth. Our diversified business model, strong client relationships and conservative risk management, we think will allow us to continue delivering solid results for our shareholders on into 2025. Now I’ll turn the call back over to Carol for questions and answers. Carol?

Carol M. Robbins

Senior VP & Controller

Dave, we’re ready for questions now.

Question and Answer

Operator

[Operator Instructions] Our first question comes from Brian Martin with Janney.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Just maybe just -- Mark, you’ve mentioned some new hires on the some kind of new talent. And I guess I’m not sure if that was more referring to the -- on the mortgage side or on the lending side or both? Or maybe just can you give a quick update on kind of changes recently?

Mark A. Klein

Chairman, President & CEO

Yes, we’ve added, again, 2 MLOs in the Cincinnati market, and they’re up and running and producing. We’ve added some additional talent in the back room in the quality control department. We’ve added a new leader, so to speak, for the Wealth Management division to take a little bigger bite and presence out of the 401(k) market. That individual is onboard. We’ve actually brought in some additional talent in the commercial arena. Of course, with [ Adam Russell, ] that we talked about some time ago, I think probably last quarter, again, he’s doing very well and bringing on roughly $50 million this year and also an additional administrative assistant for him, who’s now leading the charge and leading our commercial loan processors in our market. So that pretty much comprises the additional talent, but some back room to make sure that we have the compliance piece covered nicely as well as the impending volume.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Got you. And was that -- the commercial producer, was that the Columbus market or just in for all markets, I guess, kind of somewhere overseeing that?

Mark A. Klein

Chairman, President & CEO

Yes. Predominantly, the Columbus market that we know we can really, we’ve demonstrated, Brian, we can really grow at will. And so we’re curbing our enthusiasm a bit because there’s a lot of projects there. We just want to make sure we’re remaining prudent and diligent to our responsible underwriting process. And as I mentioned, $50 million, we’re pretty optimistic for. Fort Wayne has been nice for us. But clearly, our other markets have to pick it up because it can’t just be growth in one market that we’ve got to have some additional balance in 2025.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Got you. Okay. That’s super helpful. And then just on the loan growth outlook, I think you seem pretty optimistic heading into 4Q and then kind of carrying that momentum into ‘25. Is that pretty accurate where loan growth ought to be in the mid- to upper single digits in terms of how you’re thinking about the -- how that translates to growth?

Mark A. Klein

Chairman, President & CEO

Well, sure. As you know, we’ve historically been in that high single digit, and that’s where we love to be. We don’t want to be the market leader. We don’t want to take everything. But single high digit is where we like to be. We’ve exceeded that a little bit this past quarter at the 9-plus percent kind of thing annualized. But we’ve had a really good pipeline. We’ve got certainly loans that are on a construction basis or a little bit of a development that’s yet to draw up. But we remain optimistic about all of our markets. But clearly, expanding into the Columbus market with a new leader has certainly put a bit of a charge in our commercial production.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Got you. Okay. That’s perfect. And then on the -- just on the mortgage side, you also sound pretty optimistic in terms of -- I thought you said it was maybe 20% growth outlook for ‘25. And I guess that’s seems to account for the new entrants into Cincinnati and then just kind of the current rate environment. Is that kind of what the drivers of that are? And is that kind of consistent with how you’re thinking about the 20% is really in terms of production pretty achievable?

Mark A. Klein

Chairman, President & CEO

Absolutely. As you know, we’ve communicated extensively that our sweet spot is the $500 million, that’s what the backroom is built for. And so working hard yet maintaining the margins that we’ve been used to on the sale basis clearly drives our appetite for Freddie Fannie deals, but also doing some private clients kind of loans. But getting at least back into, Brian, that $350 million to $400 million number next year certainly would be in order for us. Of course, we can’t predict payoffs and we can’t predict the rate environment. And of course, November 5 will certainly give us a little bit of an insight as to what that might look like in 2025. But mortgage business line remains a key element of our company. We like the households that we acquire. But more importantly, we like the opportunity to cross-sell into those households. And again, over the last decade, we’ve gone from a few hundred and a few thousand households, 9,000. So like our positioning.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Got you. Okay. Yes. And then let’s see, the other one was just on for Tony on the margin, it sounds as though the base was built last quarter or the second quarter and the outlook is pretty favorable. Can you just talk about some of the dynamics of how -- if we do see a steady easing cycle here, kind of how you think the margin plays out and then just kind of layering in how Marblehead contributes to that kind of baseline, if you will, would be helpful.

Anthony V. Cosentino

Executive VP & CFO

Yes. I think, Brian, the margin expanded, in my sense, a little bit wider this quarter than I had really thought. I mean, I thought we’d be maybe 5, 6 basis points up kind of 8 basis points over the linked quarter was a pleasant surprise. I think the mix is moving a little bit faster in our favor. And I think we’ll add another $25-ish million of loan growth here in Q4, kind of similar to what we had in Q3. And on the funding side, I think as Mark said, it’s been gradually increasing, but certainly at a slower pace. And most of our rollovers, most of the market, other than a few kind of outsiders, have kind of settled in where we are today. So as the CD book kind of rolls over, there’s not as much of a significant increase. So I think the key in ‘25 is contractual maturities, getting to a high single-digit growth rate on the loans, which will improve our mix and really kind of stable funding, which I think will get our margin to the 330 range by the time we’re sitting here 335 by the end of ‘25.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Okay. And that kind of contemplates Marblehead in there with that as well?

Anthony V. Cosentino

Executive VP & CFO

Yes. And interestingly enough, I mean, their loan book is significantly higher than ours on, call it, the loan pricing model. Their deposit base is similar to ours. And actually, the funding is a little less than what ours is. So the key is we’re going to reposition that portfolio and take their $35 million of kind of 2.5% bonds and figure out what we can do. If we can rapidly get that in the loan book, it’s going to be significant. If it’s just kind of a Fed funds, and we kind of stay roughly in this range, you’re going to add to 250 to 300 basis points of margin improvement for them out of the gate.

Mark A. Klein

Chairman, President & CEO

On $35 million, Tony.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Okay. And the transaction right now, time-wise as for how you’re thinking of when that closes, what’s the time line there late first quarter. Is that how you’re thinking?

Anthony V. Cosentino

Executive VP & CFO

Yes. I mean I think we’re deep in the application process. They obviously need their shareholder approval, which all sense is kind of full steam ahead. We’ll get our approval, hopefully here prior to the end of the year. We’ll close it, call it, late January, first part of February, and we’ll have it on our books for 11 months here in 2025. I don’t think we’ll do the actual conversion of the clients still, obviously, later in the year based upon the system constraints we have with our provider. But I think out of the gate, we’ll be able to get them on board and have that accretive to our earnings base.

Mark A. Klein

Chairman, President & CEO

And Brian, their shareholder meeting is the 30th, and they’ve already received roughly about 85% of their proxies positive. So we’re steaming ahead nicely. We just have to get the Fed onboard here.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Yes. Okay. That sounds good. And maybe just 1 or 2 others just on the expense side. You guys have done a great job on managing and controlling expenses. Just how to think about the next couple of quarters or just into ‘25 kind of how we’re looking at the run rate kind of inclusive of Marblehead how that -- what that adds and just how you’re thinking about the expense capabilities?

Anthony V. Cosentino

Executive VP & CFO

Yes. I think we had $11 million of expense this quarter. I think that’s a pretty good baseline against 70 -- we’re going to do $70 million to, call it, $90 million a quarter of mortgage. So that’s going to move up slightly one way or the other relative to that number. I don’t anticipate significantly more talent acquisitions above where we are, but we will have some kind of year-over-year comparative that will be moderately higher. I do think we continue to have like all banks our size. We continue to have technology needs and constraints that we have to spend on to get better. And the key is can we drive revenue growth to offset those. But we’re committed to keeping expenses in line with our expense growth, slightly less, and that’s our expectation.

Mark A. Klein

Chairman, President & CEO

And Brian, just to comment, we are trying to balance that expense increased conversation with some tactical organic expansion opportunities in some adjacent markets. [indiscernible] are pulling out of some of our markets and Huntington has pulled out of some of the markets and there’s a lot of disruption going on that we intend to take advantage of, which most likely is going to be a little bit of expense before the revenue comes in. But we try to keep that in perspective.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Got you. No, that’s helpful. And Tony, just one back for the margin, just so I kind of think about it. The margin expansion next quarter next year, just kind of rolling forward, inclusive of the rate outlook. I mean, I guess is really predicated on getting the loan growth because right now, it sounds like you -- the pickup you’re getting absent any more competitive loan pricing is kind of in that 300 basis point range. So really, the way to think about the margin is the funding costs are flat to down and really, it’s just putting the liquidity from Marblehead and to work at -- in higher-yielding loans and just kind of remixing, I guess, or just that’s kind of what drives the margin expansion here.

Anthony V. Cosentino

Executive VP & CFO

Yes, absolutely. I think my base model is kind of stable funding costs. And then you look at kind of $25 million of bond amortization at 2.75% to 3% range. At a minimum, you get 5.5%, which doesn’t get you a whole lot of margin improvement. But if we can get $85 million of loan growth, call it, that 8.5% next year, that will take up not only that liquidity, but the $35 million from Marblehead. And then we’re not a stressed on the funding side, Brian, to have to go to higher pricing in order to fund that. We should be able to remain fairly stable with our current base and not have to get in kind of the funding chase to fund our growth. I think ‘25 is an excellent kind of window for us to really improve margin with loan growth, that’s the critical factor for us next year.

Brian Joseph Martin

Janney Montgomery Scott LLC, Research Division

Got it. Okay. Well, it sounds pretty positive and the momentum on the loan side heading into 4Q and the rate environment and the new market and mortgage certainly give you some tailwind there in terms of the outlook heading into ‘25. So congrats on a nice quarter.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to Mark Klein for any closing remarks.

Mark A. Klein

Chairman, President & CEO

Once again, thank you all for joining us this morning. We certainly look forward to having you with us in January for the update on the final quarter of the year and for the full year of 2024. Thanks for joining, and goodbye.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.